Exhibit 3.2

                                STATE OF DELAWARE
                            CERTIFICATE OF CONVERSION
                              FROM A CORPORATION TO
                           A LIMITED LIABILITY COMPANY
                               PURSUANT TO SECTION
                           266 OF THE DELAWARE GENERAL
                                 CORPORATION LAW

                            ------------------------

                                REV HOLDINGS INC.
                               (THE "CORPORATION")
                            ------------------------


(1) The name of the Corporation immediately prior to filing this Certificate of Conversion is REV Holdings Inc. The name under which the Corporation was originally incorporated was Revlon Worldwide (Parent) Corporation.

(2) The date of filing of the original certificate of incorporation was February 24, 1997.

(3) The name of the limited liability company into which the Corporation shall be converted is REV Holdings LLC.

(4) The conversion of the Corporation into a limited liability company has been approved in accordance with the provisions of Section 266 of the Delaware General Corporation Law.

(5) The effective time of this Certificate of Conversion shall be 10:30 A.M. on December 18, 2002.



                                     REV HOLDINGS INC.


                                     By:  /s/ Todd J. Slotkin
                                          -------------------------------------
                                          Name:  Todd J. Slotkin
                                          Title:  Executive Vice President